Exhibit 99.2

Press Release

THE REORGANIZATION OF HEALTH & NUTRITION SYSTEMS IS APPROVED

WEST PALM BEACH, FL, JANUARY 11, 2005 - Health & Nutrition Systems International Inc. (OTC Bulletin Board: HNNSQ - News) announced that, on January 10, 2005, the Company's Amended Plan of Reorganization was approved by the U.S. Bankruptcy Court, Southern District of Florida, in Fort Lauderdale, Florida. HNS filed its Chapter 11 case on October 15, 2004. The Plan provides for the sale by HNS of substantially all of its operating assets to TeeZee, Inc. The order confirming the Amended Plan of Reorganization is subject to appeal for a 10-day period following entry of the order on the docket of the Bankruptcy Court by parties in interest, that is, by those who hold a financial interest in the HNS bankruptcy estate.

For more information, contact:
At the Company:
Mona Lalla, Director of Operations
Telephone:  (561) 863-8446
Email:  lallam@hnsglobal.com


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Source:  Health & Nutrition Systems International, Inc.